Exhibit 10.1

EXECUTION COPY

NINTH AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
January 11, 2008
among
GOODRICH PETROLEUM COMPANY, L.L.C.,
as Borrower,
BNP PARIBAS,
as Administrative Agent,
and
The Lenders Party Hereto

NINTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Ninth Amendment”) dated as of January 11, 2008, is among GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (“Borrower”); each of the undersigned Guarantors (collectively, the “Guarantors”); BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.
RECITALS
     A. Borrower, Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of November 17, 2005, as amended by the First Amendment to Amended and Restated Credit Agreement, dated December 14, 2005, the Second Amendment to Amended and Restated Credit Agreement, dated June 21, 2006, the Third Amendment to Amended and Restated Credit Agreement, dated August 30, 2006, the Fourth Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, the Fifth Amendment to Amended and Restated Credit Agreement, dated August 7, 2007, the Sixth Amendment to Amended and Restated Credit Agreement, dated September 17, 2007, the Seventh Amendment to Amended and Restated Credit Agreement, dated September 25, 2007, and the Eighth Amendment to Amended and Restated Credit Agreement, dated November 30, 2007 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of Borrower.
     B. Borrower has requested, and the Lenders have agreed, to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Ninth Amendment refer to articles and sections of the Credit Agreement.
     Section 2. Amendments to Credit Agreement.
     2.1 Definitions.
     (a) Section 1.1 is hereby amended by amending and restating or adding the following definitions:
“Agreement” means this Amended and Restated Credit Agreement, as amended by the First Amendment to Amended and Restated Credit Agreement, dated December 14, 2005, the Second Amendment to Amended and Restated Credit

Agreement, dated June 21, 2006, the Third Amendment to Amended and Restated Credit Agreement, dated August 30, 2006, the Fourth Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, the Fifth Amendment to Amended and Restated Credit Agreement, dated August 7, 2007, the Sixth Amendment to Amended and Restated Credit Agreement, dated September 17, 2007, the Seventh Amendment to Amended and Restated Credit Agreement, dated September 25, 2007, the Eight Amendment to Amended and Restated Credit Agreement, dated November 30, 2007, and Ninth Amendment to Amended and Restated Credit Agreement, dated January 11, 2008.
“Ninth Amendment Effective Date” means January 11, 2008.
“Second Lien Borrowing” has the meaning given to the term Borrowing as such term is defined in the Second Lien Term Loan Agreement.
“Second Lien Obligations” has the meaning given to the term Obligation as such term is defined in the Second Lien Term Loan Agreement.
“Second Lien Term Loan Agreement” means that certain second lien term loan agreement among the Borrower, BNP Paribas, as the agent for the lenders and the lenders party thereto.
“Second Lien Term Loan Documents” means the Second Lien Term Loan Agreement and any “Loan Documents” (as defined therein), in each case, together with all amendments, modifications and supplements thereto permitted by Section 9.9(b).
2.2 Section 5.6. Section 5.6 is hereby amended and restated in its entirety as follows:
“Section 5.6. Second Lien Term Loan Agreement Collateral. Borrower agrees that it will not, and will not permit any Restricted Company to, grant a Lien on any Property to secure the Second Lien Obligations without first (a) giving fifteen (15) days’ prior written notice to Administrative Agent thereof (except with respect to the Liens granted on the closing date of the Second Lien Term Loan Agreement to secure the Second Lien Obligations) and (b) granting to Administrative Agent to secure the Obligation a first-priority, perfected Lien on this same Property pursuant to Collateral Documents in form and substance satisfactory to Administrative Agent. In connection therewith, Borrower shall, or shall cause the Restricted Companies to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by Administrative Agent.”
     2.3 Section 8.11. Section 8.11 is hereby amended and restated in its entirety as follows:
“Section 8.11. Subsidiaries. In respect of each present and future Restricted Company (whether as a result of acquisition, creation, or otherwise), Borrower shall promptly and fully cause (a) such Restricted Company to guarantee the

Obligation as required by Section 5.1, (b) the Equity Interests of such Restricted Company to become subject to Lender Liens pursuant to Collateral Documents in form and substance satisfactory to Administrative Agent (and in connection therewith, Borrower shall cause the delivery of original stock certificates evidencing the Equity Interests of such Restricted Company, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof), (c) the other Properties of such Restricted Company to become subject to Lender Liens as required by Section 5.2 pursuant to Collateral Documents in form and substance satisfactory to Administrative Agent and (d) such Restricted Company to otherwise be in compliance with Article V.”
     2.4 Section 9.9(b). Section 9.9(b) is hereby amended and restated in its entirety as follows:
“(b) Redemption of Second Lien Borrowing; Amendment of Second Lien Term Loan Documents. Borrower will not, and will not permit any Restricted Company to: (i) prior to the date that is ninety-one (91) days after the Stated-Termination Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Second Lien Borrowing, provided that Borrower may optionally prepay the Second Lien Borrowing, including refinancings thereof, if (A) no Potential Default or Default has occurred and is continuing or would exist after giving effect to such prepayment or refinancing, and (B) after giving effect to such prepayment or refinancing, Borrower would have at least $25,000,000 of unused availability under the then effective Borrowing Base, or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Term Loan Document if (A) the effect thereof would be to shorten the maturity of the Second Lien Borrowing or shorten the average life or increase the amount of any payment of principal thereof or increase the rate or add call or pre-payment premiums or shorten any period for payment of interest thereon, (B) such action requires the payment of a consent fee (howsoever described), (C) such action adds additional Property as collateral to secure the Second Lien Obligations unless Borrower complies with Section 5.6 or (D) such action adds any covenants or defaults without this agreement being contemporaneously amended to add substantially similar covenants or defaults, provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof provided that any such guarantor also guarantees the Obligation pursuant to a written guaranty in form and substance satisfactory to Administrative Agent and each of Borrower and such guarantor otherwise complies with Section 5.1.”
     2.5 Section 10.4. Section 10.4 is hereby amended and restated in its entirety as follows:
“During the period that any of the Second Lien Borrowings are outstanding, as of any date of determination, the ratio of Total PV then in effect to Total Debt

(excluding the Convertible Notes) as of such day shall not be less than 1.5 to 1.0.”
     2.7 Section 11.12. Section 11.12 is hereby amended and restated in its entirety as follows:
“The Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against Borrower or any party thereto or any lender of any Second Lien Borrowing or shall be repudiated by any of them, or cause the Liens of the Second Lien Term Loan Documents to be senior or pari passu in right to the Liens of this agreement, or any payment by Borrower or any guarantor in violation of the terms of the Intercreditor Agreement.”
     2.8 Schedule 9.2. Item #8 on Schedule 9.2 is hereby amended and restated as follows:
“8. Debt under the Second Lien Term Loan Documents and any guarantees thereof, the principal amount of which Debt does not exceed $75,000,000 in the aggregate, and any refinancing or replacement thereof, subject to the Intercreditor Agreement.”
     2.8 Schedule 9.4. Item #12 on Schedule 9.4 is hereby amended and restated as follows:
“12. Liens on Property securing the Second Lien Obligations and any guaranties thereof as permitted by Section 9.2; provided, however, that (a) such Liens securing such Debt are subordinate to the Liens securing the Obligation, this agreement and the other Loan Documents pursuant to the Intercreditor Agreement and (b) both before and after giving effect to the incurrence of any such Lien, Borrower is in compliance with Section 5.6.”
     2.6 Section 3 of the Eighth Amendment. Section 3 of the Eighth Amendment to Amended and Restated Credit Agreement, dated November 30, 2007, is hereby amended by replacing the term “Second Lien Notes” in each place such term appears in such Section with the term “Second Lien Borrowing”.
               Section 3. Conditions Precedent. This Ninth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 14.8 of the Credit Agreement) (the “Effective Date”):
          3.1 The Administrative Agent shall have received from the Determining Lenders, Borrower and the Guarantors, counterparts (in such number as may be requested by Administrative Agent) of this Ninth Amendment signed on behalf of such Persons.
          3.2 No Default shall have occurred and be continuing, after giving effect to the terms of this Ninth Amendment.

          3.3 The Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.
               Section 4. Miscellaneous.
          4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Ninth Amendment, shall remain in full force and effect following the effectiveness of this Ninth Amendment.
          4.2 Second Lien Term Loan Proceeds. Borrower and each Guarantor hereby covenants and agrees that all of the proceeds of any loans made pursuant to the Second Lien Term Loan Agreement will be used, upon receipt of such loan proceeds, (a) to prepay Principal Debt and accrued and unpaid interest up to the date of prepayment according to the terms of the Credit Agreement without a termination of any of the Commitments and (b) for general corporate purposes.
          4.3 Ratification and Affirmation; Representations and Warranties. Borrower and each Guarantor hereby (a) acknowledges the terms of this Ninth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments and modifications contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Ninth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since November 17, 2005, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Event.
          4.4 Loan Document. This Ninth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
          4.5 Counterparts. This Ninth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Ninth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          4.6 NO ORAL AGREEMENT. THIS NINTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

          4.7 GOVERNING LAW. THIS NINTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
[SIGNATURES BEGIN NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed as of the date first written above.

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.
	By:	/s/ David R. Looney
		Name:	David R. Looney
		Title:	Executive Vice President and Chief Financial Officer

GUARANTOR:	GOODRICH PETROLEUM CORPORATION
	By:	/s/ David R. Looney
		Name:	David R. Looney
		Title:	Executive Vice President and Chief Financial Officer
Signature Page to Ninth Amendment to A&R Credit Agreement

ADMINISTRATIVE AGENT:	BNP Paribas, as a Lender and as Administrative Agent
	By:	/s/ Betsy Johnson
		Name:	Betsy Johnson
		Title:	Director

	By:	/s/ Polly Schott
		Name:	Polly Schott
		Title:	Vice President

Signature Page to Ninth Amendment to A&R Credit Agreement

LENDER:	Comerica Bank, as Lender
	By:	/s/ Juli Bieser
		Name:	Juli Bieser
		Title:	Senior Vice President

Signature Page to Ninth Amendment to A&R Credit Agreement

LENDER:	BMO Capital Markets Financing, Inc. (formerly known as Harris Nesbitt Financing, Inc.), as Lender
	By:	/s/ James V. Ducote
		Name:	James V. Ducote
		Title:	Director

Signature Page to Ninth Amendment to A&R Credit Agreement

LENDER: Deutsche Bank Trust Company Americas, as Lender

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Vice President

By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

Signature Page to Ninth Amendment to A&R Credit Agreement